SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2005

MANUGISTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22154	52-1469385
(Commission File No.)	(IRS Employer Identification No.)

9715 Key West Avenue
Rockville, Maryland 20850

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(301) 255-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 1, 2005,  Jeffrey L. Holmes resigned as Executive Vice President & President of Worldwide Sales Operations of Manugistics Group, Inc, (the “Company”), effective February 28, 2005.  Mr. Holmes will serve as a Consultant to the Company supporting its Government, Aerospace and Defense organization, as well as other areas of the Company.  On February 3, 2005, the Company issued a press release announcing the resignation, a copy of which is attached hereto as Exhibit 99.1.

Under the terms of a letter agreement with Mr. Holmes dated February 7, 2002, amending his offer letter dated October 8, 1996, Mr. Holmes is entitled to his base salary and benefits for a period of six months assuming he signs a release of claims unless he earlier begins alternative employment.  In addition, his stock options will continue to vest in accordance with their terms during the period Mr. Holmes receives severance payments.  In light of his consulting arrangement with the Company, Mr. Holmes and the Company are working to finalize the terms of his severance and consulting arrangements.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibit 99.1   Press Release dated February 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUGISTICS GROUP, INC. (Registrant)

Dated: February 7, 2005	By	/s/ Joseph L. Cowan
Joseph L. Cowan Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 3, 2005